EXHIBIT 31.2

CERTIFICATION

I, Joseph Restivo, certify that:

1. I have reviewed this annual report on Form 10-KSB/A of GVI Security Solutions, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 26, 2006	By:	/s/ Joseph Restivo
Joseph Restivo
Chief Financial Officer